Exhibit 99.2

Hydrofarm Holdings Group, Inc.

Unaudited Pro Forma Condensed Consolidated Financial Information

On August 6, 2026 Hydrofarm Holdings Group Inc. ("HYFM" or the "Company") filed a Current Report on Form 8-K with the Securities and Exchange Commission ("SEC") to disclose that, among other things, the sale of its Aurora Peat Products business ("APP") was completed on July 31, 2026 (the "Closing Date"). The Company entered into a Share Purchase Agreement (the "Purchase Agreement"), dated July 31, 2026, between the Company, through its wholly-owned subsidiary Aurora International, LLC and 2817049 Alberta Ltd. ("Buyer"). Pursuant to the Purchase Agreement, the Company sold APP to the Buyer for $16 million, a portion of which is represented by a promissory note in the amount of $5 million and subject to customary adjustments for cash, indebtedness, working capital and transaction expenses as set forth in the Purchase Agreement (the “Transaction”). The net proceeds from the sale of APP will be applied to reduce outstanding debt under the Company’s $125 million senior secured term loan (the “Term Loan”).

The sale of APP constitutes a significant disposition for purposes of Item 2.01 of Form 8-K.

The unaudited pro forma condensed consolidated financial statements presented below consist of an Unaudited Pro Forma Condensed Consolidated Balance Sheet as of March 31, 2026 and Unaudited Pro Forma Condensed Consolidated Statements of Operations for the three months ended March 31, 2026 and for the year ended December 31, 2025.

The following unaudited pro forma condensed consolidated financial information is intended to show how the sale of APP might have affected the historical financial statements of the Company if the transaction had been completed at an earlier time as indicated herein. The unaudited pro forma condensed consolidated financial statements have been prepared in accordance with Article 11 of Regulation S-X and were derived from the Company’s historical consolidated financial statements and are being presented to give effect to the sale of APP. The unaudited pro forma condensed consolidated financial statements and the accompanying notes should be read in conjunction with:

i.     The audited historical financial statements of the Company and the accompanying notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 filed with the SEC on March 27, 2026; and

ii.  The unaudited interim historical consolidated financial statements of the Company, the accompanying notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in the Company’s Quarterly Report on Form 10-Q for the three months ended March 31, 2026 filed with the SEC on May 15, 2026.

The unaudited pro forma condensed consolidated financial statements are based on available information and assumptions that the Company’s management believes are reasonable as of the date of this filing. The Unaudited Pro Forma Condensed Consolidated Balance Sheet as of March 31, 2026 adjusts the Company’s assets, liabilities, and stockholders' equity to reflect the sale of APP as of March 31, 2026. The Unaudited Pro Forma Condensed Consolidated Statements of Operations for the three months ended March 31, 2026 and for the year ended December 31, 2025 reflect the disposition of APP for all periods presented. In addition, the Unaudited Pro Forma Condensed Consolidated Balance Sheet as of March 31, 2026 and the Unaudited Pro Forma Condensed Consolidated Statements of Operations for the three months ended March 31, 2026 and for the year ended December 31, 2025, reflect certain "Pro Forma Adjustments" that are incremental to those related to the sale of APP, as discussed above. The Pro Forma Adjustments in the unaudited pro forma condensed consolidated balance sheet as of March 31, 2026 and the unaudited pro forma condensed consolidated statements of operations for the periods ending March 31, 2026 and December 31, 2025 are reflected as if the transaction had occurred on March 31, 2026, January 1, 2026, and January 1, 2025, respectively.

The unaudited pro forma condensed consolidated financial information is provided for informational purposes only and does not purport to represent the Company’s actual financial condition or results of operations had the APP sale occurred on the dates indicated nor does it project the Company’s results of operations or financial condition for any future period or date. The Company has prepared the unaudited pro forma condensed financial information based on available information using certain assumptions that it believes are reasonable. As a result, the actual results reported by the Company in periods following the APP sale may differ materially from this unaudited pro forma condensed financial information.

Hydrofarm Holdings Group, Inc.

Pro Forma Condensed Consolidated Balance Sheet

(Unaudited)

(In thousands, except share amounts)

	As of March 31, 2026
	Historical HYFM (as reported)	APP Disposition		Pro Forma Adjustments		Pro Forma HYFM
		(A)		(C)
Assets
Current assets:
Cash and cash equivalents	$4,811	$9,880	i	$(9,880)	iv	$4,811
Restricted cash	537	-		-		537
Accounts receivable, net	12,082	(610)		-		11,472
Inventories	28,806	(3,052)		-		25,754
Prepaid expenses and other current assets	2,885	(88)		-		2,797
Assets held for sale	1,415	-		-		1,415
Total current assets	50,536	6,130		(9,880)		46,786
Property and equipment, net	27,649	(13,974)		-		13,675
Operating lease right-of-use assets	35,559	(2,253)		-		33,306
Intangible assets, net	2,801	-		-		2,801
Notes receivable	-	5,000	i	(5,000)	iv	-
Other assets	1,215	(284)		-		931
Total assets	117,760	(5,381)		(14,880)		97,499

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	14,526	(1,001)		-		13,525
Accrued expenses and other current liabilities	12,196	(579)		(2,460)	iv	9,157
Deferred revenue	1,755	(40)		-		1,715
Current portion of lease liabilities	7,576	(232)		-		7,344
Current portion of finance lease liabilities	451	-		-		451
Current portion of long-term debt	114,419	-		(9,920)	iv	104,499
Total current liabilities	150,923	(1,852)		(12,380)		136,691
Long-term lease liabilities	30,645	(2,021)		-		28,624
Long-term finance lease liabilities	7,263	-		-		7,263
Long-term debt	44	-		-		44
Deferred tax liabilities	2,131	-		(2,131)	v	-
Other long-term liabilities	4,889	(4,635)		-		254
Total liabilities	195,895	(8,508)		(14,511)		172,876
Stockholders' (deficit) equity
Common stock ($0.0001 par value; 300,000,000 shares authorized; 4,764,612 shares issued and outstanding at March 31, 2026).	-	-		-		-
Additional paid-in capital	791,380	-		-		791,380
Accumulated other comprehensive (loss) income	(7,653)	2,503	ii	-		(5,150)
Accumulated deficit	(861,862)	624	iii	(369)		(861,607)
Total stockholders' (deficit) equity	(78,135)	3,127		(369)		(75,377)
Total liabilities and stockholders' (deficit) equity	$117,760	$(5,381)		$(14,880)		$97,499

Hydrofarm Holdings Group, Inc.

Pro Forma Condensed Consolidated Statements of Operations

(Unaudited)

(In thousands, except share amounts)

	Three Months Ended March 31, 2026
	Historical HYFM (as reported)	APP Disposition	Pro Forma Adjustments		Pro Forma HYFM
		(B)	(C)
Net sales	$28,524	$(1,852)	$347	viii	$27,019
Cost of goods sold	26,687	(2,493)	348	viii	24,542
Gross profit	1,837	641	(1)	viii	2,477
Operating expenses:
Selling, general and administrative	10,568	(103)	-	vi	10,465
(Loss) income from operations	(8,731)	744	(1)		(7,988)
Interest expense	(5,866)	-	754	vii	(5,112)
Other (expense) income	(122)	(110)	65	vi	(167)
(Loss) income before tax	(14,719)	634	818		(13,267)
Income tax benefit (expense)	108	(158)	-		(50)
Net (loss) income	$(14,611)	$476	$818		$(13,317)

Hydrofarm Holdings Group, Inc.

Pro Forma Condensed Consolidated Statements of Operations

(Unaudited)

(In thousands, except share amounts)

	Year Ended December 31, 2025
	Historical HYFM (as reported)	APP Disposition	Pro Forma Adjustments		Pro Forma HYFM
		(B)	(C)
Net sales	$134,252	$(9,211)	$1,185	viii	$126,226
Cost of goods sold	119,043	(8,916)	1,193	viii	111,320
Gross profit	15,209	(295)	(8)	viii	14,906
Operating expenses:
Selling, general and administrative	59,948	(447)	-		59,501
Impairments	232,179	-	-		232,179
(Loss) income from operations	(276,918)	152	(8)		(276,774)
Interest expense	(13,427)	18	1,614	vii	(11,795)
Other (expense) income	(185)	548	-		363
(Loss) income before tax	(290,530)	718	1,606		(288,206)
Income tax (expense) benefit	740	(154)	-		586
Net (loss) income	$(289,790)	$564	$1,606		$(287,620)

Hydrofarm Holdings Group, Inc.

Notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements

The Unaudited Pro Forma Condensed Consolidated Balance Sheet as of March 31, 2026, and the Unaudited Pro Forma Condensed Consolidated Statements of Operations for the three months ended March 31, 2026 and year ended December 31, 2025, include the following adjustments:

A

Reflects the sale of APP pursuant to the Purchase Agreement, adjustments required to record the estimated cash proceeds (net of transaction costs) received in connection with the sale of APP and recognition of the estimated gain on sale in retained earnings (accumulated deficit) as if the transaction had occurred on March 31, 2026.

i	Estimated net cash proceeds in connection with the sale of APP are as follows:
Base purchase price	16,000
Estimated Net Working Capital Adjustment	(695)
Closing cash	193
Total consideration	15,498
Estimated transaction costs	(618)
Net proceeds	14,880
Net proceeds - Cash	9,880
Net proceeds - Note receivable	5,000
Net proceeds	14,880
Purchase price adjustment includes items specified in the terms of the Purchase Agreement including preliminary estimates for closing net working capital and closing indebtedness.
ii	Reflects the release of currency translation adjustments directly attributable to APP in the amount of $2.5 million.
iii	Estimated gain on the sale of APP, assuming HYFM completed the sale as of March 31, 2026, is as follows:
Net proceeds	14,880
Net assets sold	(11,753)
Accumulated other comprehensive loss	(2,503)
Pre-tax gain on sale	624

For purposes of the unaudited pro forma condensed consolidated balance sheet, the estimated gain recognized in retained earnings (accumulated deficit) is based on the net carrying value of APP as of March 31, 2026 rather than as of the Closing Date of the transaction. As a result, the estimated loss reflected herein may differ materially from the actual loss on the sale of APP as of the Closing Date because of the differences in the carrying value of assets and liabilities at the Closing Date.

B	Reflects the reclassification of the operations of APP.

C

Reflects additional Pro Forma Adjustments which show how the APP sale may have affected HYFM's historical condensed consolidated balance sheet as of March 31, 2026 and the unaudited pro forma condensed consolidated statements of operations for the periods ending March 31, 2026 and December 31, 2025 are reflected as if the transaction had occurred on March 31, 2026, January 1, 2026, and January 1, 2025, respectively.

iv

Reflects partial repayment of the Term Loan, including outstanding interest, consisting of (x) $9.9 million net cash proceeds from the Transaction and (y) $5.0 million represented by the principal amount of the secured promissory note issued by the Buyer to HYFM on the Closing Date and subsequently assigned to the agent for the lenders of the Company's Term Loan.

v	Includes an adjustment of $2.1 million for changes in deferred taxes as a result of the sale of APP.
vi

In conjunction with the sale of APP, HYFM entered into a transition services agreement ("TSA") with the Buyer. Under the terms of the TSA, HYFM will provide certain post-closing services on an interim basis. The adjustment reflects estimated income of $0.1 million and estimated incremental expenses of nil from these services over a three-month period.

vii	Reflects the reduction of interest expense related to the repayment and partial redemption of HYFM's Term Loan maturing in October 2028.
viii	Reflects transactions between HYFM and APP that were historically eliminated in consolidation.